SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported):

August 30, 2005

ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York 10016
(Address of principal executive offices) (Zip code)

(212) 576-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2005, Marvel Enterprises, Inc. (“Marvel”) closed a non-recourse $525,000,000 financing that will enable it to produce its own slate of feature films. The films will be distributed by Paramount Pictures Corporation, a part of the entertainment operations of Viacom, Inc. (NYSE: VIA and VIAB).

To reflect this major expansion of its Hollywood presence, Marvel will change its name to “Marvel Entertainment, Inc.”.

The seven-year, $525 million facility for the film slate was arranged by Merrill Lynch Commercial Finance Corp. and consists of $465 million in revolving senior bank debt and $60 million in mezzanine debt. Both S&P and Moody’s have given the senior bank debt an investment grade rating. In addition, Ambac Assurance Corporation has insured the senior debt, raising its rating to AAA. The interest rate for the senior bank debt, including Ambac’s fees, will be Libor or the commercial paper rate, as applicable, plus 1.635%. The interest rate for the mezzanine debt will be Libor plus 7.00%.

The borrowings are non-recourse to Marvel and its other affiliates. Repayment of the facility is the obligation of MVL Film Finance LLC, a special purpose, bankruptcy-remote subsidiary of Marvel. That subsidiary has pledged the theatrical film rights to the ten characters included in the film slate as collateral for the borrowings. Marvel has agreed to instruct its film slate subsidiaries to maintain certain operational covenants. If such covenants are not maintained, Marvel may be liable for the actual damages caused by such failure. Marvel’s covenant maintenance obligations are subject to limitations including the exclusion of any consequential damages arising out of these obligations.

Funds under the facility will be used for production of films. Marvel will receive a gross participation of 5 % as the producer of each film and will retain all of the film-related merchandising revenues. These merchandising revenues and the 5% gross participation are neither pledged as collateral nor subject to any cash restrictions under the facility. Marvel will also retain funds from all revenue streams (including box office receipts, DVD/VHS sales, television, and soundtrack sales) after film costs, distribution fees, marketing, principal repayment and interest. In addition, Marvel will have the ability to build its own film library through this initiative.

In connection with the financing, Marvel and its subsidiaries have executed the following agreements:

(1) an Amended and Restated Studio Distribution Agreement, dated as of August 31, 2005, by and between MVL Productions LLC, an indirect wholly owned subsidiary of Marvel, and Paramount Pictures Corporation (the “Studio Distribution Agreement”).

Marvel’s Studio Distribution Agreement with Paramount guarantees distribution for ten films produced under the film slate and encompasses two prime release periods each year - the spring/summer and fall/holiday seasons. Under the Studio Distribution Agreement, Paramount has guaranteed Marvel wide distribution with commensurate advertising and marketing efforts. The Studio Distribution Agreement is a worldwide arrangement with the exception of, Australia and New Zealand, Japan, Germany and German speaking Switzerland and Austria, France and French speaking Belgium, and Spain (the “Reserved Territories”), which Marvel will sell directly. Included, in Paramount’s distribution rights are exclusive theatrical and non-theatrical (e.g., exhibition on airplanes, schools and military installations), home video, pay television and international television (excluding the Reserved Territories) distribution rights. Excluded are all distribution rights with respect to the Reserved Territories and domestic free television. As compensation for its services under the Studio Distribution Agreement, Paramount will be able to recoup its distribution costs and expenses for a film from the gross receipts of that film and will receive a market rate distribution fee.

Under the terms of its Studio Distribution Agreement with Paramount, Marvel may disclose the Agreement, as required by law. Disclosure of the Studio Distribution Agreement will be required by the Securities and Exchange Commission when Marvel files its next Quarterly Report on Form 10-Q. At that time, a copy of the Studio Distribution Agreement (redacted to protect any confidential commercial or financial information) will be filed.

(2) a Credit and Security Agreement, dated as of August 31, 2005, by and among MVL Film Finance LLC, as Borrower, the Financial Institutions and Conduit Lenders identified therein, as Lenders, HSBC Bank USA, National Association, as the Collateral Agent and General Electric Capital Corporation, as Administrative Agent. A copy of the Credit and Security Agreement is attached as Exhibit 10.1.

(3) an Insurance and Indemnity Agreement, dated as of August 31, 2005, by and between Marvel Enterprises, Inc., MVL Film Finance LLC, MVL Productions LLC, MVL Rights LLC, a special purpose, wholly owned, bankruptcy-remote indirect subsidiary of Marvel, Marvel Studios, Inc., a direct wholly owned subsidiary of Marvel, the Collateral Agent and Ambac Assurance Corporation, under which Ambac has agreed to provide assurances with respect to the principal and interest due to Class A Lenders under the Credit and Security Agreement and Marvel has agreed, subject to certain limitations, to direct and cause the performance by Marvel’s subsidiaries of particular operational obligations under the transaction documents. A copy of the Insurance and Indemnity Agreement is attached as Exhibit 10.2.

(4) a Master Development and Distribution Agreement, dated as of August 31, 2005, by and among MVL Film Finance LLC, MVL Productions LLC and Marvel Studios, Inc., under which MVL Productions LLC will develop and act as master distributor for Marvel’s slate of feature films. A copy of the Master Development and Distribution Agreement is attached as Exhibit 10.3.

(5) an Assignment Agreement, dated as of August 31, 2005, by and between Marvel Characters, Inc. and MVL Rights LLC, under which Marvel Characters, Inc. is assigning intellectual property and agreements related to the characters included in the film slate to MVL Rights LLC. A copy of the Assignment Agreement is attached as Exhibit 10.4.

(6) an Exclusive Cross License Agreement, dated as of August 31, 2005, by and between

MVL Rights LLC and MVL Film Finance LLC, under which MVL Rights LLC is licensing (on an exclusive, worldwide, transferable, irrevocable and perpetual basis) the rights to produce theatrical motion pictures (and other related rights) based on the characters included in the film slate to MVL Film Finance LLC, and MVL Film Finance LLC is licensing (on an exclusive, worldwide, transferable, irrevocable and perpetual basis) particular rights related to the motion pictures to MVL Rights LLC. A copy of the Exclusive Cross License Agreement is attached as Exhibit 10.5.

(7) an Exclusive License Agreement, dated as of August 31, 2005, by and between MVL Rights LLC and Marvel Characters, Inc., under which MVL Rights LLC is licensing (on an exclusive, worldwide, transferable, irrevocable and perpetual basis) to Marvel Characters, Inc.: (i) intellectual property and agreements related to the characters included in the film slate; and (ii) particular rights related to the motion pictures produced under the film slate. A copy of the Exclusive License Agreement is attached as Exhibit 10.6.

(8) a Letter Agreement, dated as of August 31, 2005, by Marvel and agreed and acknowledged by Marvel Studios, Inc., MVL Rights LLC, MVL Productions LLC and Marvel Characters, Inc. whereby Marvel has agreed to take reasonably necessary action to maintain the separate corporate identity of MVL Film Finance LLC and MVL Rights LLC and to cause its subsidiary, Marvel Characters Inc. to comply with certain obligations in connection with the transaction. A copy of the Letter Agreement is attached as Exhibit 10.7.

(9) An Assignment Agreement, dated as of August 30, 2005, by and between Marvel, Marvel Entertainment Group, Inc. and Marvel Characters, Inc. whereby Marvel and Marvel Entertainment Group each have assigned all of its rights to the intellectual property included in the film slate to Marvel Characters, Inc. and retained all of its obligations with respect to such intellectual property. A copy of the Assignment Agreement is attached as Exhibit 10.8.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective as of the closing of the film slate, Marvel and HSBC Bank USA, National Association (“HSBC”) have agreed, in a Termination Letter, dated August 4, 2005, to terminate Marvel’s $15.0 million revolving credit facility and $15.0 million letter of credit facility with HSBC (the “HSBC Credit Facility”). As of August 30, 2005, Marvel had approximately $330,000 of letters of credit and no borrowings outstanding under the HSBC Credit Facility. The HSBC Credit Facility contained customary event of default provisions and covenants restricting Marvel’s operations and activities and was secured by (a) a first priority perfected lien in all of Marvel’s assets other than its intellectual property; and (b) a first priority perfected lien in all of the capital stock of each of Marvel’s domestic subsidiaries. Certain event of default provisions and covenants would have prevented Marvel from closing the film slate financing.

The Termination Letter also provides for the termination, effective upon the closing of the film slate financing, of all of the “Loan Documents” as defined in the HSBC Credit Facility. The Loan Documents include the guarantee of Marvel’s repayment obligations to HSBC made by Isaac Perlmutter, Marvel’s chief executive officer, vice-chairman of the board and largest stockholder, and the security agreement executed by Mr. Perlmutter in connection with his guarantee. The Loan Documents, including Mr. Perlmutter’s guarantee and security agreement, were terminated along with the HSBC Credit Facility upon the closing of the film slate financing.

As stated in the Termination Letter, Marvel and HSBC are documenting a replacement credit facility and expect to close that facility in the near future. Any outstanding letters of credit first issued under the HSBC Credit Facility will remain outstanding. A copy of the Termination Letter is attached as Exhibit 10.9.

Item 7.01.	Regulation FD Disclosure.

On September 6, 2005, Marvel issued a press release announcing the closing of its film slate financing and that it will be changing its name to Marvel Entertainment, Inc. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. This section and Exhibit 99.1 are provided under Item 7.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURTIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The factors discussed herein concerning Marvel’s business and operations could cause actual results to differ materially from those contained in forward-looking statements made in this Current Report on Form 8-K and in the accompanying press release attached hereto as Exhibit 99.1. When used in this Form 8-K or in the accompanying press release, the words “intend”, “estimate”, “believe”, “expect”, and similar expressions are intended to identify forward-looking statements.

Because the proposed film slate represents Marvel’s entry into a new facet of the film industry, it presents new risks and uncertainties. These risks and uncertainties could cause the Marvel’s financial performance to differ materially from that expressed in any forward-looking statements made by Marvel. The risks and uncertainties associated with the film slate include:

The success of the film slate will depend on our ability to attract and retain creative talent. The success of the film slate will depend to a degree on our ability to hire, retain and motivate top creative talent. Making movies is an activity that requires the services of individuals, such as actors, directors and producers, who have unusual creative talents. Individuals with those talents may be more difficult to identify, hire and retain than are individuals with general business management skills. We will have to hire and retain creative talent to assist us in making our movies. If we experience difficulty in hiring or retaining creative talent, the production of our films could be delayed or the success of our films could be adversely affected.

The success of our films is dependent upon the popularity of our films, which is extremely difficult to forecast. We cannot predict the economic success of any of our motion pictures because the revenue derived from the distribution of a motion picture (which does not necessarily bear any correlation to the production or distribution costs incurred) depends primarily upon its acceptance by the public, which cannot be accurately predicted. The economic success of a motion picture also depends upon the public’s acceptance of competing films, critical reviews, the availability of alternative forms of entertainment and leisure time activities, piracy and unauthorized recording, transmission and distribution of films, general economic conditions, weather conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

The production of films is a capital-intensive endeavor and the expenses associated with producing films may increase. It is expected that the financing will provide the capital required to produce the film slate. Expenses associated with producing the films could increase due to factors including, but not limited to, (1) the escalation in compensation rates of talent and crews working on the films, (2) an escalation in the number of personnel required to work on films, (3) increased expenditures due to creative problems, (4) increased expenses related to technology, special effects and technical difficulties and (5) equipment needs. In addition, it is not uncommon for unexpected expenses due to exigent circumstances to occur and cause film production to exceed budget. Such unexpected expenses and increased costs could have a material adverse effect on our results of operations.

Union activity could interrupt the production of our films. The production of films may involve the use of unionized labor such as members of the International Alliance of Theatrical and Stage Employees and the Screen Actors Guild. A strike by one or more of the unions that provide personnel essential to the production of our feature films could delay or halt our ongoing production activities. Such a halt or delay, depending on the length of time involved, could cause the delay of the release date of our films and thereby could have a material adverse effect on our results of operations.

The success of the film slate is dependent on a limited number of releases each year and the commercial failure of any one of them could have a material adverse effect on Marvel. We expect to release a limited number of films per year as part of the film slate. The commercial failure of just one of these films can have a material adverse effect on our results of operations in both the year of release and in the future.

Changes or disruptions in the way films are distributed may make our films less profitable. The manner in which consumers access film content has undergone rapid and dramatic changes. Some ancillary means of distribution, such as the DVD market, have gained importance, while other methods have become less central. To the extent that new distribution channels gain acceptance and replace existing channels, we cannot assure that such distribution channels will be as profitable for the film industry as a whole or that we will successfully exploit such channels. We can also not assure that current distribution channels, such as the DVD market, will maintain their profitability. In addition, films and related products are distributed internationally and are subject to risks inherent in international trade including war and acts of terrorism, instability of foreign governments or economies, fluctuating foreign exchange rates and changes in laws and policies affecting the trade of movies and related products. These changes and disruptions could have a material adverse effect on our results of operations.

Piracy of films and related products may make the production of films less profitable.

With technological advances, the piracy of films and related products has increased. The further proliferation of unauthorized copies and piracy of these products could have a material adverse effect on our business because these products reduce the revenue we receive from our films and related products.

It is proposed that one company, Paramount, will have an agreement to distribute films included in the film slate in virtually every market. We are entering into the Studio Distribution Agreement with Paramount under which it will agree to distribute the films included in the film slate on a worldwide basis (excluding the Reserved Territories). If Paramount were to refuse, breach or otherwise be unable to perform under the Studio Distribution Agreement or if Paramount or its affiliates were to experience financial difficulties or file for bankruptcy, our ability to distribute films included in the film slate could be halted or delayed in a manner that could have a material adverse effect on our results of operations.

Our internal controls related to the film slate will be dependent, in part, on the acts of a third party. Under the Studio Distribution Agreement, Paramount has agreed to distribute the films included in the film slate and to act as paymaster for such films. Because Paramount is serving in these capacities, Marvel will be dependent on Paramount to implement internal controls related to the films and provide Marvel with information related to these internal controls. Marvel cannot assure that Paramount’s internal controls will be sufficient to allow Marvel to meet its internal control obligations, allow its management to properly assess such controls or allow its independent public accountants to attest to such assessment. Marvel also cannot assure that internal control deficiencies, if any, related to the films that are identified by Marvel or its accountants will be cured by Paramount.

Marvel has, in the past, worked alongside film studios on its film projects. On all of our past film productions, we have acted as co-producer in cooperation with major film studios. Producing films by ourselves will require us to perform more complex and different activities than we have performed as co-producer. Our inability to perform those activities successfully and in a cost-effective manner could have an adverse effect on the results of our film making operations.

Accounting related to the production of films may result in significant fluctuations in reported income or loss. Marvel will determine the estimated fair value for individual film properties produced based on the estimated future cash flows resulting from the ten year ultimate revenues and costs (in accordance with SOP 00-2). These ten year ultimates are also used to amortize the capitalized film costs in accordance with SOP 00-2. The estimated future cash flows are discounted using a net present value model. Any revision to ultimates can result in significant quarter-to-quarter and year-to-year fluctuations in film write-downs and amortization. The likelihood that we report losses, particularly in the year of a motion picture’s release, is increased by the industry’s method of accounting which requires the immediate recognition of the entire loss (through increased amortization) in instances where it is estimated the ultimate revenues of a motion picture will not recover our capitalized costs. On the other hand, the profit of a profitable motion picture must be deferred and recognized over the entire revenue stream generated by that motion picture. This method of accounting may also result in significant fluctuations in reported income or loss, particularly on a quarterly basis, depending on our release schedule for films and related products such as DVDs, the timing of advertising campaigns and the relative performance of individual motion pictures.

Marvel’s subsidiaries may not meet the conditions for funding a film under the film slate financing. For any film included in the film slate financing, an initial funding may only be made if certain conditions are met. In addition, Marvel may only make more than four films under the financing if certain tests related to the economic performance of the film slate are satisfied (specifically an interim asset test and a foreign pre-sales test). Our inability to meet the expected results of these tests or conditions could have an adverse effect on the results of our film making operations.

Marvel assumes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1

Credit and Security Agreement, dated as of August 31, 2005, by and among MVL Film Finance LLC, as Borrower, the Financial Institutions and Conduit Lenders identified therein, as Lenders, HSBC Bank USA, National Association, as the Collateral Agent and General Electric Capital Corporation, as Administrative Agent.

10.2

Insurance and Indemnity Agreement, dated as of August 31, 2005, by and between Marvel Enterprises, Inc., MVL Film Finance LLC, MVL Productions LLC, MVL Rights LLC, Marvel Studios, Inc., the Collateral Agent and Ambac Assurance Corporation.

10.3	Master Development and Distribution Agreement, dated as of August 31, 2005, by and among MVL Film Finance LLC, MVL Productions LLC and Marvel Studios, Inc.
10.4	Assignment Agreement, dated as of August 31, 2005, by and between Marvel Characters, Inc. and MVL Rights LLC.
10.5	Exclusive Cross License Agreement, dated as of August 31, 2005, by and between MVL Rights LLC and MVL Film Finance LLC.
10.6	Exclusive License Agreement, dated as of August 31, 2005, by and between MVL Rights LLC and Marvel Characters, Inc.
10.7	Letter Agreement, dated as of August 31, 2005, by Marvel and agreed and acknowledged by Marvel Studios, Inc., MVL Rights LLC, MVL Productions LLC and Marvel Characters, Inc.
10.8	Assignment Agreement, dated as of August 30, 2005, by and between Marvel, Marvel Entertainment Group, Inc. and Marvel Characters, Inc.
10.9	Termination Letter, dated August 4, 2005, by HSBC and Marvel.
99.1	Press release of Marvel dated September 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERPRISES, INC.

By: /s/ John Turitzin

Name:	John Turitzin
Title:	Executive Vice President
and General Counsel

Date: September 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit and Security Agreement, dated as of August 31, 2005, by and among MVL Film Finance LLC, as Borrower, the Financial Institutions and Conduit Lenders identified therein, as Lenders, HSBC Bank USA, National Association, as the Collateral Agent and General Electric Capital Corporation, as Administrative Agent.

10.2

Insurance and Indemnity Agreement, dated as of August 31, 2005, by and between Marvel Enterprises, Inc., MVL Film Finance LLC, MVL Productions LLC, MVL Rights LLC, Marvel Studios, Inc., the Collateral Agent and Ambac Assurance Corporation.

10.3	Master Development and Distribution Agreement, dated as of August 31, 2005, by and among MVL Film Finance LLC, MVL Productions LLC and Marvel Studios, Inc.
10.4	Assignment Agreement, dated as of August 31, 2005, by and between Marvel Characters, Inc. and MVL Rights LLC.
10.5	Exclusive Cross License Agreement, dated as of August 31, 2005, by and between MVL Rights LLC and MVL Film Finance LLC.
10.6	Exclusive License Agreement, dated as of August 31, 2005, by and between MVL Rights LLC and Marvel Characters, Inc.
10.7	Letter Agreement, dated as of August 31, 2005, by Marvel and agreed and acknowledged by Marvel Studios, Inc., MVL Rights LLC, MVL Productions LLC and Marvel Characters, Inc.
10.8	Assignment Agreement, dated as of August 30, 2005, by and between Marvel, Marvel Entertainment Group, Inc. and Marvel Characters, Inc.
10.9	Termination Letter, dated August 4, 2005, by HSBC and Marvel.
99.1	Press release of Marvel dated September 6, 2005.